Fiscal 2008 First Quarter Earnings Results November 8, 2007

Safe Harbor This presentation contains certain "forward-looking" statements. These statements are based on the current estimates and assumptions of the management of Adams Respiratory Therapeutics, Inc. (or "Adams") as of the date of this presentation and are naturally subject to uncertainty and changes in circumstances. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Actual results may vary materially from the expectations contained in this presentation. When used in this presentation, the words "may", "will", "should", "could", "would", "plan", "anticipate", "believe", "estimate", "intend", "project", "potential" and "expect" and similar expressions are intended to identify such forward- looking statements. Such forward-looking statements are subject to risks, uncertainties, assumptions and other factors that may cause the actual results of Adams to be materially different from those reflected in such forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others: the continued success of Adams' existing products and the successful commercialization of future products; the FDA's removal from the market of unapproved timed-release guaifenesin products similar to Mucinex D, Mucinex DM and their maximum strength versions; Adams' ability to preserve and successfully defend its patent position; Adams' ability to increase consumer awareness and expand professional endorsement of its products; Adams' ability to compete against other branded products, as well as against generic competition; the severity of the cough and cold season and other risk factors set forth under Item 1A. Risk Factors in Adams' Annual Report on Form 10-K for the fiscal year ended June 30, 2007. Except to the extent required by applicable securities laws, Adams is not under any obligation to (and expressly disclaims any such obligation to) update its forward-looking statements, whether as a result of new information, future events, or otherwise. All statements contained in this presentation are made only as of the date of this presentation. A, Adams, A Adams Respiratory Therapeutics, Adams Respiratory Therapeutics, Delsym, Humibid, Junior Mucus, Mini-Melts, Mucinex, Mucinex Full Force, Mucinex Moisture Smart, Mucinex IN...Mucus OUT, Mr. Mucus, Mrs. Mucus, Nothing Lasts Longer, Opening New Pathways to Respiratory Relief, Turn off the Cough and the Junior Mucus, Mr. Mucus and Mrs. Mucus characters are Adams' trademarks and have been registered in the U.S. Patent and Trademark Office or are the subject of pending U.S. trademark applications. The marks may also be the subject of foreign trademark registrations and/or trademark applications. Each of the other trademarks, trade names or service marks appearing in this presentation belongs to its respective holder.

12 - Months Ended 3 - Months Ended Strong Growth in Revenues (in millions) 6/03 9/06 6/04 6/05 CAGR '03-'07 120% 9/07 6/06 $239.1 $110.0 $331.6 $90.1 6/07 +22% VYA % $14.0 $61.3 $160.2 $0.0 $50.0 $100.0 $150.0 $200.0 $250.0 $300.0 $350.0

$45.5 $33.9 $10.1 $9.9 $7.3 $3.3 Fiscal 2008 First Quarter Net Sales by Product (in millions) $110.0 Total Net Sales Maximum Strength Mucinex(r) represented 23% of the total oral-solid adult Mucinex franchise sales

Fiscal 2007/2008 Trade Inventory Analysis (millions) Beginning Inventory Shipments Consumption Ending Inventory Q107 $ 70 (1) $ 90 $ (43) $ 117 Q207 117 111 (101) 127 Q307 127 84 (122) 89 Q407 89 47 (63) 73 FY07 70 332 (329) 73 (2) Q108 $ 73 $ 110 $ (51) $ 132 Estimated value of inventory in the trade as of June 30, 2006. (June 2006 10-K) Estimated value of inventory in the trade as of June 30, 2007. (June 2007 10-K)

First Quarter Earnings Reconciliation Chart 2007 2006 Growth 2007 2006 Growth 2007 2006 Growth Reported $46.2 $25.4 82% $29.2 $16.2 81% $0.79 $0.44 80% Mfg. Assets Repurchase Charge - $9.7 - $6.2 - $0.17 Adjusted $46.2 $35.1 32% $29.2 $22.4 31% $0.79 $0.61 30% Net income Earnings per share Income before income taxes 3 Months Ended Sept. 30 3 Months Ended Sept. 30 3 Months Ended Sept. 30

New Grape Delsym(r) Achieves High Acceptance Levels Of the 115 customers we track: Over 90% accepted at least one SKU Over 65% accepted 2 SKUs

Improved Retail Distribution Costco(r) Wholesale Stocking Mucinex SE Mucinex DM Delsym Pallet displays in top 200 stores

12-Hour Relief Center Display Support Visible at a major drug chain 5,000+ stores Starts early November for 9 weeks Pharmacy countertop Buy 2, Get $5.00 in Register Rewards

Adams' Brands At Retail

Mucinex and Delsym Dollar Share Increases Source: Information Resources, Inc. U.S. Food/Drug/Mass for the four weeks ended 10/7/07. 10.7 8.9 7.3 6.3 $ Share of Cough/Congestion Liquids Segment

Fiscal 2008 First Quarter Earnings Results November 8, 2007